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                                                                EXHIBIT 10-8(c)

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement made as of June __, 1996 (the "Agreement") among Advanced Radio Technologies Corporation, a Delaware corporation, ("ART"), Extended Communications, Inc., a Washington corporation ("Extended"), and Thomas
A. Marinkovich, Teresa E. Marinkovich, Mark T. Marinkovich and James A. Marinkovich (collectively, the "Selling Stockholders"" and each a "Selling Stockholder" and together with Extended, the "Sellers").

     WHEREAS, ART and Extended entered into a Joint Venture Agreement dated April 4, 1995 (the "Joint Venture Agreement") pursuant to which ART and Extended formed a general partnership (the "Partnership") with each of ART and Extended owning a fifty percent (50%) interest in the Partnership (each such fifty percent interest being referred to herein as a "Partnership Interest");

     WHEREAS, ART wishes to purchase, and Extended wishes to sell, certain assets, property and rights of Extended, listed in Section 1.1 hereof, and defined as the "Assets" therein, in exchange for the consideration described in
Section 1.3 hereof (the "Transaction").

     WHEREAS, the Selling Stockholders collectively own 100% of the outstanding capital stock of Extended;

      NOW, THEREFORE, in consideration of the premises and the respective covenants and representations and warranties herein contained, the parties hereto agree as follows:

1.   SALE OF ASSETS.

     1.1. SALE OF ASSETS. Subject to and upon the terms and conditions of this Agreement, Extended agrees to sell and transfer to ART and ART agrees to acquire from Extended, free and clear of any pledge, lien, options, warrants, security interest, mortgage claim, charge, liability or other encumbrance of any kind whatsoever (the "Liens"), at the Closing all of Extended's right, title and interest in, to and under the assets, properties and rights described in the following Paragraphs (a) and (b):

          (a) all governmental permits, certificates, approvals, variances, waivers, consents, grants, filings and other authorizations, and applications for any of the foregoing, including any grants or applications (including those contributed by Extended to the Partnership) including all 38 GHz radio authorizations granted by the Federal Communications Commission ("FCC") in all of the various places in the United States (the "Authorizations"), including those listed on Schedule 1.1(a); and

          (b)  Extended's Partnership Interest.


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     All of the foregoing, including the Authorizations and the Partnership
Interest, are sometimes hereinafter collectively referred to as the "Assets".

     1.2. NO ASSUMPTION OF ANY LIABILITIES. ART will not assume, satisfy or perform any of the debts, liabilities, obligations or commitments of Extended. Extended will retain all such debts, liabilities, obligations and commitments.

     1.3. DETERMINATION OF THE CONSIDERATION. The Purchase Price that ART shall pay for the Assets and the other agreements of the Sellers herein is six million dollars ($6,000,000), subject to adjustment as provided in Section 1.4 hereof (with such adjustments, if any, the "Purchase Price").

     1.4. ADJUSTMENTS DUE TO TRANSFER OF LESS THAN ALL OF THE AUTHORIZATIONS. Without limiting any rights, if any, of ART for breach of contract, in the event that the FCC denies the transfer by Extended to ART of less than all of the Authorizations but does approve the transfer of one or more of the Authorizations, the Purchase Price shall be the sum of (i) Three Million Dollars ($3,000,000) and (ii) the product of Three Million Dollars ($3,000,000) multiplied by the fraction in which the numerator is the number of POPs contained in all of the granted 38 GHz authorizations held by the Partnership that have been approved by the FCC for transfer as listed on Exhibit 1.4, and the denominator is the total number of POPs contained in all of the granted 38 GHz authorizations held by the Partnership as listed on Exhibit 1.4 (for purposes of this Section, "authorizations held by the Partnership" shall include authorizations required to be contributed to the Partnership by either ART or Extended pursuant to the Joint Venture Agreement). "POPs" shall mean the population of the geographic area of a Authorization (as defined herein) as calculated according to the latest official statistics from the United States Bureau of the Census available as of the date of the Closing (as defined below).

     1.5. DEPOSIT. ART shall pay to Extended, if and only if, a sale of securities that satisfies the condition of Section 9.10 hereof is consummated three million dollars ($3,000,000) as a deposit under this Agreement (the "Deposit") within five business days of the consummation of such sale. If the Closing occurs, the Deposit shall be credited against the Purchase Price, as adjusted. If the Closing does not occur, Extended shall retain the Deposit.

2.   CLOSING.

     2.1. The closing of the Transaction (the "Closing") shall take place on such date and at such time within 30 days of the satisfaction of the conditions contained in Sections 9 and 10 as mutually agreed by the parties (the "Closing Date") (i) at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110 or (ii) at such other place and time as the parties agree.

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     2.2.  DELIVERIES BY THE COMPANY AT CLOSING.  At Closing, the Sellers shall deliver to ART:

          (a) any Bills of Sale or other instruments of assignment reasonably required or requested by ART to transfer, convey and assign the Assets to ART;

          (b)  updated Schedules to this Agreement;

          (c) certified copies of resolutions of the shareholders and the board of directors of Extended authorizing Extended to enter into and perform its obligations under this Agreement;

          (d) a copy of the charter documents of Extended certified by the appropriate public official and a copy of the by-laws of Extended certified by its Secretary;

          (e) all such other documents and instruments as ART or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby; and

          (f)  any tax clearance certificates or other similar certificates.

     2.3. DELIVERIES BY ART AT CLOSING. At Closing, ART shall deliver to Extended the Purchase Price in cash or by certified check or wire transfer; and such documents and instruments as Extended or its counsel shall reasonably request to consummate or evidence the transactions contemplated hereby.

     2.4. CERTIFICATIONS; OPINIONS. At Closing ART and Extended shall deliver the certificates, opinion of counsel and other documents described in Sections 9 and 10 hereof unless waived.

     2.5. CONSENTS. At Closing, Extended shall deliver evidence satisfactory to ART that the Final Order required pursuant to Section 9.3 has been granted by the FCC.

     2.6. FORM OF DOCUMENTS AND INSTRUMENTS. All of the documents and instruments delivered at Closing shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to the parties' respective counsel.

3. REPRESENTATIONS AND WARRANTIES OF EXTENDED AND THE SELLING STOCKHOLDERS Extended and each Selling Stockholder jointly and severally represent and warrant to ART as follows:

     3.1. ENTITY STATUS. Extended is a corporation duly organized, validly existing and in good standing in the state of Washington. Extended has full power and authority to carry on

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its business as and where now conducted, and to own or lease and to operate its properties and assets where such properties and assets are now owned, leased or operated by it and where such business is now conducted by it. Extended is qualified to do business and is in good standing in each of the jurisdictions in which the nature of its business or the property owned or leased by it make such qualification necessary. Extended has delivered to ART complete and correct copies of any organizational, by-laws or charter documents applicable to it, each as amended and in effect on the date hereof. The Selling Stockholders own 100% of the outstanding capital stock of Extended, and there are no outstanding subscriptions, options, warrants or other rights convertible into or exercisable for, or any agreements to issue, capital stock of Extended.

     3.2.  AUTHORITY FOR AGREEMENT; CONFLICTS.

          (a) Each of Extended and the Selling Stockholders has all necessary power and authority, corporate or otherwise, to enter into, execute and deliver this Agreement and the other documents to be delivered by Sellers at the Closing (and such other documents are collectively the "Seller Documents") and to perform fully his or its obligations hereunder and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the applicable Seller Documents by Extended has been duly authorized by all necessary corporate action.

          (b) This Agreement has been, and the Seller Documents, at the Closing, will have been, duly and validly executed and delivered by Extended and each Selling Stockholder and this Agreement constitutes, and the Seller Documents will constitute, the legal, valid and binding obligation of Extended and each Selling Stockholder and this Agreement is, and the Seller Documents will be, enforceable by and against Extended and each Selling Stockholder in accordance with their terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law.

          (c) The execution and delivery of this Agreement and the Seller Documents by Extended and each Selling Stockholder and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under: (i) any statute, regulation, order, judgment or decree of any federal, state or local governmental body or regulatory authority applicable to Extended, any Selling Stockholder or any of the Assets; (ii) any other statute, regulation, order, judgment or decree applicable to Extended, any Selling Stockholder or any of the Assets under or in any other applicable jurisdiction; (iii) any mortgage, indenture, lease, agreement, instrument or other obligation to which Extended or any Selling Stockholder is a party or by which any of the Assets are bound; or (iv) any permit, concession, grant, franchise, license, of or applicable to Extended or any Selling

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     Stockholder.  Such execution, delivery and consummation will not result in the creation of any lien, charge, encumbrance or security interest upon any of the Assets.

     3.3. SUBSIDIARIES. Extended does not have, and never has had, any subsidiary. Except for the Partnership, Extended does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. Except for the Partnership, Extended is not, directly or indirectly a participant in and has no involvement in any joint venture, partnership or other noncorporate entity.

     3.4. CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for the consent of the FCC to the transfer or change of control of the Authorizations, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Extended or any Selling Stockholder in connection with its execution and delivery of and performance of its or his obligations under, this Agreement.

     3.5.  FCC REGULATORY MATTERS.

          (a) Each of the Sellers is in compliance with the Federal Communications Act of 1934, as amended (the "Communications Act"), and the rules, regulations and policies of the FCC promulgated thereunder applicable to Extended in connection with the Assets, and each of the Sellers is in compliance with all other federal, state and local laws, rules, regulations and ordinances applicable to Extended and is not in default under any order, writ, injunction or decree of any court or governmental agency or instrumentality applicable to Extended.

          (b) SHARING AGREEMENTS. None of the Sellers have entered into any agreement for the shared use of facilities, trunk lines, airspace, radio frequencies or other assets used in connection with the Assets.

          (c) FCC AUTHORIZATIONS. Schedule 1.1(a) sets forth a true and complete list of each Authorization that is being transferred to ART hereunder (including every Authorization held by Extended or contributed to the Partnership by Extended). Extended has provided to ART true and correct copies of the Authorizations received by it from the FCC. To the knowledge of the Sellers, except as set forth on Schedule 3.5, none of such Authorizations are subject to any purchase, sale, option or right of first refusal agreements. Extended or the Partnership owns all of the right, title and interest in, to and under such Authorizations. Extended is qualified under all laws, rules and regulations to hold the Authorizations held by it and its Partnership Interest.

          (d) AUTHORIZATION COMPLIANCE. The Authorizations are valid and in full force and effect without materially adverse conditions except for such conditions as are

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     generally applicable to FCC Authorizations or holders of FCC
     Authorizations.  No event has occurred and is continuing that could:
     (i) result in the revocation, termination or adverse modification of any Authorization listed on Schedule 1.1(a); or (ii) materially and adversely affect any rights of Extended or, to the knowledge of the Sellers, the Partnership thereunder prior to Closing or of ART after Closing. Extended has no reason to believe that the Authorizations will not be renewed by the FCC in the ordinary course.

          (e) REPORTS. Any and all reports and filings filed with the FCC by Extended with respect to the Authorizations were accurate and complete in all material respects on the date thereof.

          (f) DISCLOSURE. Extended knows of no facts pertaining to its qualifications to be a licensee which would cause the FCC not to issue its approval with respect to, or otherwise prevent, the transfer to ART pursuant to this Agreement of the Authorizations.

     3.6. TITLE TO THE TRANSFERRED ASSETS; LIENS. Extended or, to the knowledge of the Sellers, the Partnership has good, indefeasible and transferable title to all of the Assets, free and clear of all Liens.

     3.7. OTHER ASSETS. Extended owns no assets other than the Assets, capital stock of ART and cash that are material either individually or in the aggregate.

     3.8. CONTRACTS. Except for this Agreement and the Joint Venture Agreement, and except as disclosed on Schedule 3.8, Extended is not a party to any contract, commitment or similar agreement or arrangement, whether written or oral, by which it or any of the Assets is bound. Extended has no liabilities or obligations of any kind, whether accrued, absolute, secured or unsecured, contingent or otherwise which are material either individually or in the aggregate.

     3.9. LITIGATION. There are no actions, claims, proceedings, suits and investigations pending, or, to the best knowledge of each of Extended and the Selling Stockholders threatened against any of Extended, the Assets or any of its properties, assets or rights before any court, arbitrator or administrative or governmental body: (i) relating to the Assets or which seek to revoke, rescind, cancel, modify or refuse to renew any Authorization or; (ii) in connection with the transactions contemplated hereby, nor is there any basis for any such action. There is no judgment, order or decree affecting the Assets or the transactions contemplated hereby.

     3.10. DISCLOSURE. Neither this Agreement nor any exhibit or schedule hereto nor any statement, list or certificate delivered to ART at or prior to the Closing pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact

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necessary in order to make the statement contained herein and therein in the context in which they were made not misleading. Except as otherwise disclosed herein, none of Extended or the Selling Stockholders know of any information or fact that has or would have a material adverse effect, or that might in the future have a material adverse effect, on the Assets or the financial condition of the business of Extended that has not been disclosed to ART in writing.

     3.11. TAXES. Extended has timely filed all requisite federal, state and local tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which may have or may become due and there are no assessments or any basis therefor. There are no examinations in progress or claims against Extended for federal or other taxes (including penalties and interest) for any period and no notice of any claim, whether pending or threatened, for taxes has been received.

     3.12. BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Extended or any Selling Stockholder.

4. REPRESENTATIONS AND WARRANTIES BY ART. ART represents and warrants as follows:

     4.1.  CORPORATE STATUS; AUTHORITY.

          (a) ART is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted and to own or lease and operate its properties as and in the places where such business is now conducted and as such properties are now owned, leased or operated.

          (b) ART has all necessary corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by the Board of Directors of ART. This Agreement constitutes the valid and legally binding obligation of ART and is enforceable against it in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in any violation of or default under any provision of the charter documents or by- laws of ART or any material mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its respective properties.

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     4.2.  LITIGATION.  There are no judicial or administrative actions, suits, proceedings or investigations pending, or to the knowledge of ART threatened, that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does ART know of any basis for any such action, suit, proceeding or investigation.

     4.3. CONSENTS AND APPROVALS OF GOVERNMENT AUTHORITIES. Except for the approval by the FCC of the transfer or change of control, as applicable, of the Authorizations and except as set forth on Schedule 4.3 hereto, no consent, approval or authorization of, or declaration, filing or registration with any court or governmental or regulatory authority is required to be made or obtained by ART in connection with its execution, delivery and performance of this Agreement.

     4.4. BROKERAGE. There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of ART.

5. EXPENSES. Each party to this Agreement shall assume and bear all of its own respective expenses, costs and fees incurred or assumed by each in the preparation and execution of this Agreement and compliance herewith, whether or not the transaction herein provided for shall be consummated.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and agreements of each of Extended, the Selling Stockholders and ART contained herein (including all schedules and exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Closing in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement, any investigation by ART of the Sellers or the Assets, the Closing and the consummation of the transactions contemplated by this Agreement for two years from the Closing Date.

7.   INDEMNITIES.

     7.1.  INDEMNIFICATION BY THE SELLERS.

     The Sellers shall jointly and severally indemnify ART and its successors and assigns for any and all damages, claims, losses, liabilities, and expenses, including without limitation reasonable legal and accounting expenses (collectively, "Losses"), which may arise out of: (i) any breach of any Sellers' covenants and agreements hereunder; (ii) any inaccuracy or misrepresentation in any representation or warranty of any Seller hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards and disclosure schedules were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in accordance with the terms of this Agreement by any

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Seller; (iii) any liabilities of Extended; or (iv) any claim or action asserted by any third party arising out of or in connection with any event, act or omission relating to any of the Assets occurring prior to the Closing Date. The aggregate liability of the Selling Stockholders under this
Section 7 shall not exceed the Purchase Price.

     7.2. INDEMNIFICATION BY ART. ART shall indemnify and hold harmless the Sellers from and against any and all Losses which may arise out of: (i) ART's breach of any of the covenants and agreements made in this Agreement by ART; or
(ii) any inaccuracy or misrepresentation in any representation or warranty of ART hereunder, in each case as such representation or warranty would read if all materiality and knowledge standards and disclosure schedules were deleted from it, or any inaccuracy or misrepresentation in any certificate or document delivered in conjunction with this Agreement.

     7.3.  TIME LIMIT ON INDEMNIFICATION.  No claim may be brought under this
Section 7 by either party more than two years after the Closing Date.

8.    COVENANTS.

     8.1. PREPARATION FOR CLOSING. Extended, the Selling Stockholders and ART agree to use their best efforts to maintain the accuracy of their respective representations and warranties contained in this Agreement until the Closing.

     8.2. FCC AND OTHER APPROVAL. The Sellers and ART will use their best efforts to join in and submit as quickly as possible one or more applications (the "Applications") to the FCC requesting the FCC's written consent to the change in control or the transfer, as the case may be, of the Authorizations to ART or designees of ART.

     8.3. FURTHER ASSURANCES. At any time and from time to time at or after the Closing, at the request of ART and without further consideration, except as stated below, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as ART may reasonably determine is necessary to transfer, convey and assign to ART, and to confirm ART's title to or interest in the Assets to put ART in actual possession and operating control of the Assets and to assist ART in exercising all rights with respect thereto.

     8.4. PUBLIC ANNOUNCEMENTS. Neither Extended or any of the Selling Stockholders will, at any time, without the prior written consent of ART, make any announcement, issue any press release or make any statement to any third party with respect to this Agreement any of the specific matters discussed between the parties.

     8.5. NO SOLICITATION BY THE SELLERS. The Sellers each undertake and agree that between the date of the execution of this Agreement and the Closing or termination of this Agreement, none of the Sellers or their respective officers, directors, partners, representatives

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and agents will indirectly or directly solicit, encourage or initiate the submission of proposals or offers from, or provide any confidential information to, or participate in discussions or negotiations or enter into any agreement or understanding with, any corporation, partnership, person or other entity or group (other than ART or their respective officers, employees, directors, representatives and agents) concerning the sale of shares of capital stock of Extended, or any merger, combination, sale of assets, or similar transactions with respect to Extended or the Assets. The Sellers each agree to immediately cease any discussions or communications with any parties conducted prior hereto with respect to any of the foregoing. The Sellers each will promptly notify ART if any of them receive any written proposals, offers or invitations to discuss any of the foregoing.

     8.6. AGREEMENT RELATING TO JOINT VENTURE AGREEMENT. Notwithstanding any other provision of this Agreement, Extended transfers to ART all of its rights under Section 1.8(b) and (c) of the Joint Venture Agreement; except that applications to the FCC for new 38 GHz authorizations in Designated States (as defined by the Joint Venture Agreement) or modifications to existing authorizations held by the Partnership shall be made by the Partnership and not by the Partners. For this purpose, applications for authorizations to be awarded by competitive bidding are to be treated as acquisitions of Systems (as defined in the Joint Venture Agreement) and not as applications. In that regard, Extended agrees that the provisions of Section 1.8(b) and (c) of the Joint Venture Agreement (except as aforesaid) with respect to acquisitions of Systems (as defined in the Joint Venture Agreement) committed to, now or hereafter, by ART or ART's affiliates including, without limitation, the prohibition on acquisitions of Systems in any Existing Market System (as defined in the Joint Venture Agreement) and the requirement to comply with the provisions of 1.8(c) with respect to acquisition of interests in Open Systems (as defined in the Joint Venture Agreement) shall no longer be enforceable by Extended unless and until this Agreement has terminated without payment of the Deposit to Extended. Extended will execute such documents requested by ART to further reflect the agreement of Extended in this Section 8.6.

     8.7.  CONDUCT OF BUSINESS BY SELLERS.  Sellers covenant that until the
Closing:

          (a) Sellers will each take all necessary steps requested by ART to maintain the Authorizations in good standing with the FCC and will maintain its qualifications under all laws, rules and regulations to hold the Authorizations and the Partnership Interest;

          (b) Sellers will comply with all statutes, laws, ordinances, rules and regulations applicable to its business;

          (c) Extended will not enter into or assume any agreement, contract or commitment of any kind, which relates to or affects in any way the Assets or the Seller's ability to consummate the transactions contemplated hereby;

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          (d)  Extended will not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof;

          (e) Extended will not dispose of any of the Assets, or incur, or permit to be incurred, any Liens with respect to any of the Assets;

          (f) Sellers will not permit any change to be made in Extended's charter documents or by-laws, which relates to or affects in any way the Assets or the Seller's ability to consummate the transactions contemplated hereby;

          (g) Sellers will not enter into any agreements or commitments for any of 8.7(c) through 8.7(f).

9. CONDITIONS PRECEDENT TO ART'S OBLIGATIONS. All obligations of ART under this Agreement are subject to the fulfillment to the reasonable satisfaction of ART prior to or at the Closing of each of the following conditions, any of which may be waived by ART in its sole discretion:

     9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Sellers (excluding Sections 3.3, 3.7 and 3.8) in this Agreement (including all exhibits and schedules hereto), shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, and ART shall have received a certificate dated the date of the Closing signed by the chief executive officer of Extended to the foregoing effect.

     9.2. CONSENTS. All filings with and consents from all federal, state and local governmental agencies required to consummate the transactions contemplated by this Agreement shall have been made or received, as applicable.

     9.3. FCC AUTHORIZATIONS. Without limiting the generality of Section 9.2, the FCC shall have authorized the transfer or change of control, as applicable, of all of the Authorizations by a Final Order (as defined below), without any conditions or restrictions that materially affect the value of the Authorizations or operations pursuant to the Authorizations or any conditions or restrictions materially different than the normal authorizations issued by the FCC to other 38 GHz license holders at the date of this Agreement. In the event that any FCC order approving the transfer of the Authorizations to ART imposes such conditions, this condition shall not be satisfied until such conditions are removed or eliminated, and Sellers shall fully cooperate in obtaining the removal or elimination of such restrictions. "Final Order" means an action by the FCC granting its consent to the assignment of a Authorization, with respect to which no request for stay, petition for rehearing, reconsideration or appeal is pending, and as to which the time for filing any petition for rehearing, reconsideration or appeal has expired and with respect to which the time for agency reconsideration or review taken on its own motion has expired, or in the event of the filing of such

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request, petition or appeal, an action which shall have been reaffirmed or upheld and with respect to which the time for seeking further administrative or judicial review shall have expired.

     9.4. PERFORMANCE BY EXTENDED; CERTIFICATE. Extended shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing, and the chief executive officer of Extended shall deliver to ART a certificate dated the Closing Date, to such effect.

     9.5. ABSENCE OF ERRORS AND OMISSIONS. ART shall not have discovered any material error, misstatement or omission in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this Agreement to be performed or satisfied by the Sellers on or prior to the date of Closing.

     9.6. OPINIONS OF COUNSEL FOR EXTENDED. ART shall have received a favorable opinion addressed to it and dated the Closing Date of counsel for Extended in form and substance acceptable to ART and its counsel.

     9.7. ABSENCE OF LITIGATION. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions or which could be materially adverse to the Assets.

     9.8. UCC SEARCHES. ART shall have obtained Uniform Commercial Code (including fixture filings) and state and federal tax and judgment lien searches against Extended all dated within 5 days of the Closing Date.

     9.9. RELEASE OF LIENS. All of the Assets shall be free and clear of all Liens and ART shall have received evidence of the release of all liens and the termination of all financing statements, if any, as may be reasonably requested by ART.

     9.10. EQUITY SALE. ART shall have consummated a sale of equity securities with aggregate net proceeds to ART of at least $30 million.

10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SELLERS. All obligations of the Sellers under this Agreement are subject to the fulfillment to the reasonable satisfaction of Extended, prior to or at the Closing, of each of the following conditions, any of which may be waived by Extended in its sole discretion:

     10.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by ART in this Agreement shall be true and correct in all material respects when made and shall be repeated and shall be true and correct in all material respects at and as of the Closing Date, except as specifically provided for herein, and the Sellers shall have received a certificate dated the date of Closing signed by an officer of ART, to the foregoing effect.

     10.2. GOVERNMENT CONSENTS. All filings with and consents from all federal, state and local governmental agencies required to consummate the transactions contemplated hereby shall have been obtained at or prior to the Closing.

     10.3. PERFORMANCE OF ART. ART shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and an officer of ART shall deliver a certificate or certificates to the Sellers to such effect.

     10.4. ABSENCE OF LITIGATION. No action or proceeding shall have been instituted or threatened prior to or at the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated hereby, the result of which could prevent or make illegal the consummation of such transactions.

     10.5. PURCHASE PRICE. The Purchase Price shall have been delivered to Extended.

11. TERMINATION. This Agreement may be terminated by the parties as set forth in this Section 11:

          (a)  at any time by the mutual written consent of Extended and ART;

          (b) by ART at any time after June 30, 1997, if the conditions set forth in Section 9 shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by the Sellers by such time;

          (c) by the Sellers at any time after June 30, 1997 (the "Seller Date"), if the conditions set forth in Section 10 hereof shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated by ART by such time; provided that if prior to the Seller Date, the FCC has issued an order approving the transfer or change in control, as applicable, of the Authorizations, which is not a Final Order, to ART, ART may extend the Seller Date until June 30, 1998 by notice to Extended;

          (d) by the Sellers on the one hand, or by ART, on the other, if there shall have been a breach of any material representation, warranty, covenant or agreement on the part of the others set forth or contemplated by this Agreement, which breach cannot be cured prior to the Closing;

          (e) by the Sellers at any time after December 31, 1996, if the sale of securities that would satisfy the condition set forth in Section 9.11 is not consummated prior to December 31, 1996.

provided, however, that the terminating party may not terminate its obligations under this Agreement if such terminating party has breached this Agreement in any material respect.

     Notwithstanding any termination of this Agreement pursuant to this
Section 11, the provisions of Section 7, and, in consideration of the payment of the Deposit to Extended, if paid, the provisions of Section 8.6 hereof, shall remain in full force and effect. The parties agree that the payment of the non-refundable Deposit does not constitute a penalty or damages.

12. ENTIRE AGREEMENT; ASSIGNABILITY. This Agreement, together with the schedules and exhibits hereto, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. This Agreement may not be assigned by any of the Sellers without the prior written consent of ART and any such attempted assignment shall be null and void.

13. AMENDMENT. This Agreement may be amended by the parties hereto at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

14. HEADINGS. Section headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. References to Sections are to portions of this Agreement unless the context requires otherwise.

15. EXHIBITS, ETC. Exhibits, schedules and other documents referred to in this Agreement are an integral part of this Agreement.

16. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

17. NOTICES, ETC. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered or mailed, first-class postage prepaid,

          (a)    if to Extended, to:

                    Extended Communications, Inc.
                    22904 Northeast 19th Drive
                    Redmond, Washington, 98053
                    Attention: Thomas A. Marinkovich

          (b)    if to ART to:

                    Advanced Radio Technologies Corporation
                    500 108th Avenue, N.E., Suite 2600
                    Bellevue, Washington, 98004
                    Attention:  W. Theodore Pierson, Jr. and
                              Thomas A. Grina

          with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts, 02110-2624
                    Attention:  Mary E. Weber, Esq.

18. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto arising out of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the internal conflict of law provisions thereof.

19. SEVERABILITY. The provisions of this Agreement are severable, and if any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

20. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              EXTENDED COMMUNICATIONS, INC.


                              By: ________________________________
                                    Name:
                                    Title:

                              ADVANCED RADIO TECHNOLOGIES
                                CORPORATION


                              By: ________________________________
                                    Name:
                                    Title:


                              SELLING STOCKHOLDERS



                              ____________________________________
                              Name:  Thomas A. Marinkovich


                              ____________________________________
                              Name:  Teresa E. Marinkovich


                              ____________________________________
                              Name:  Mark T. Marinkovich


                              ____________________________________
                              Name:  James A. Marinkovich